UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        September 14, 2012

INTREORG SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-53262	45-0526215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 E. Southlake Boulevard, Suite 120-366, Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(817) 491-8611

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On October 30, 2012, the Company executed an Intellectual Property License and Consulting Agreement (the “Agreement”) with Public Issuer Stock Analytics, LLC (“PISA”) that provides the Company the exclusive right to market and sell services associated with certain proprietary intellectual property owned by PISA.  PISA further agreed to act as a consultant to the Company, providing the actual services associated with the certain proprietary intellectual property.  The term of the agreement is three years from the Effective Date and provides for the issuance of two-hundred and fifty thousand shares (250,000) upon execution of the agreement, and compensation consisting of twenty thousand (20,000) shares per month based on the closing price of the Company’s stock on the last business day of each respective month and 1% of gross sales, due on a quarterly basis, up and until the second anniversary following execution.  After the second anniversary, compensation consists of twenty thousand (20,000) shares per month based on the closing price of the Company’s stock on the last business day of each respective month and 2% of gross sales, due on a quarterly basis, up and until the third anniversary following execution.  Thereafter, compensation consisting of twenty thousand (20,000) shares per month based on the closing price of the Company’s stock on the last business day of each respective month and 3% of gross sales, due on a quarterly basis, up and until the second anniversary following execution.

This brief description of the Intellectual Property License and Consulting Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Agreement, as attached to this Current Report on Form 8-K as Exhibits 10.1

Item 2.03     Conversion of Debt to Equity

On October 31, 2012 a related party converted a total of $441,361 of convertible notes payable and accrued interest of $91,089 into 532,650 shares of common stock at a price of $1.00 per share.  The underlying common stock issued has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02     Unregistered Sales of Equity Securities.

The Company offered and sold 500,000 unregistered securities in the form of restricted common stock, par value $.0001, at a price of two-hundred and fifty thousand dollars ($250,000) to an investor, with the sale closing on September 14, 2012.

All of the above-sales by the Company of its unregistered securities were made by the Company in reliance upon Section 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).  All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to the Company and its management, through pre-existing business relationships, as long standing business associates.  All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of the Company in connection with their purchases.  All purchasers of unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Company.  All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificate or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

Item 9.01     Financial Statements and Exhibits

(c)  EXHIBITS

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Intellectual Property License and Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREORG SYSTEMS, INC.
Date:	November 26, 2012	By: /Steven R. Henson, M.D./
Chairman of the Board